Exhibit 14.1

Code of Ethics for

Senior Financial Officers

Cornell Companies, Inc. and its subsidiaries (the “Company”) intend to conduct its business in accordance with the highest standards of integrity.  In furtherance of this policy, the Company believes that senior financial officers should abide by a code of ethics to ensure that the Company maintains the highest integrity with respect to the preparation of financial information related to the Company.  This Code of Ethics for Senior Financial Officers (the “Policy”), is an addition to the Company’s Policy Concerning Business Conduct and shall apply to the following:

•                  Chief Executive Officer,

•                  Senior Vice President, Treasurer and Chief Financial Officer,

•                  Corporate Controller,

•                  Director, Financial Operations (Adult Secure Division),

•                  Director, Financial Operations (Adult Community-Based Division),

•                  Director, Financial Operations (Abraxas Youth & Family Services),

•                  Managing Director, Internal Audit, and

•                  others so designated by the Chief Executive Officer.

As evidenced by their signature below, the above designated employees certify that they will adhere to the following principles and responsibilities governing their professional and ethical conduct:

•                  Act ethically and with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

•                  Provide constituents with information that is accurate, complete, objective, relevant timely and understandable.

•                  Take all actions reasonably available to see that the disclosures in reports and documents filed with, or submitted to, the Securities and Exchange Commission and in all other public communications made by the Company are full, fair, accurate, timely and understandable.

•                  Comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies.

•                  Respect the confidentiality of information acquired in the course of work except when authorized or otherwise legally obligated to disclose.  Confidential information acquired in the course of work will not be used for personal advantage.

•                  Promptly report to the Chair of the Audit Committee of the Board of Directors any known violations of this Code.

By signing the Code of Ethics for Senior Financial Officers, I acknowledge that I have read and understand the Policy and that violations of the policy may result in disciplinary action up to and including dismissal and civil action as warranted.

[Note:  This Code of Conduct will be signed and dated by each of the above designated employees]